Exhibit 99.1

FOR IMMEDIATE RELEASE

ARCHON CORPORATION STOCKHOLDERS MEETING ADJOURNED AND POSTPONED TO JULY 1, 2005

Las Vegas, June 30, 2005 — Archon Corporation (the “Company” or “Archon”) (OTC Bulletin Board: ARHN – News) a company headquartered in Las Vegas, announced today that its Annual Meeting of Stockholders, scheduled for today, June 30, 2005, at 10:00 am, PDT, has been adjourned and postponed one day to Friday, July 1, 2005, at 10:00 a.m., PDT. As originally scheduled, the adjourned and postponed annual meeting will still take place at the Company’s Pioneer Hotel & Gambling Hall, 2200 Casino Drive, Laughlin, Nevada.

Archon Corporation operates the Pioneer Hotel & Gambling Hall in Laughlin, Nevada and owns real property in Las Vegas, Nevada as well as two investment properties.